UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

Overland Advantage

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01698	92-6424189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue 11th Floor
New York, New York		10152-0002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 672-5088

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2024, Overland Advantage (the “Company”) entered into a Revolving Credit Agreement (together with the exhibits and schedules thereto, the ‘‘SMTB Credit Agreement’’) among the Company, as the initial borrower, Overland Advantage Feeder Fund, L.P., as the guarantor (the “Guarantor”), Overland Advantage Feeder Fund GP Ltd., as the general partner of the Guarantor, Sumitomo Mitsui Trust Bank, Limited, New York Branch (“SMTB”), as administrative agent, arranger and a lender, and NatWest Markets PLC, as a lender, which is structured as a revolving credit facility secured by a first-priority interest in the capital commitments of the Company’s shareholders (including the Guarantor) and the Guarantor’s shareholders, and certain related assets (the ‘‘SMTB Credit Facility’’). Proceeds of the SMTB Credit Facility may be used for the purposes permitted under the governing documents of the Company, including the funding of portfolio investments.

The SMTB Credit Facility will mature on July 10, 2026, subject to two one-year extensions at the option of the Company with the consent of the lenders, and has a maximum facility amount of $100 million. Under the SMTB Credit Facility, the Company is permitted to borrow up to the lesser of $100 million and the Borrowing Base. The “Borrowing Base” is calculated as an advance rate multiplied by the unfunded capital commitments of shareholders in the Company that meet certain credit-related criteria and, in certain circumstances, have been approved for inclusion in the Borrowing Base by SMTB and/or the other lenders. The advance rate with respect to each shareholder is 65%, 80% or 90% depending on the level of approval and criteria satisfied by such shareholder. The SMTB Credit Facility contains certain customary affirmative and negative covenants and events of default. The SMTB Credit Facility bears interest at a rate of either (i) one- or three-month term secured overnight financing rate (“SOFR”) plus an applicable margin of 2.65% per annum or an alternate base rate (which is the highest of the federal funds rate plus 0.50%, the prime rate and one month term SOFR plus 1.00%) plus an applicable margin of 1.65% per annum. The Company may elect either the term SOFR or alternate base rate at the time of drawdown, and loans may be converted from one rate to another at the Company’s option, subject to certain conditions.

The description above is only a summary of the material provisions of the SMTB Credit Facility and is qualified in its entirety by reference to the copy of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Revolving Credit Agreement, dated as of July 10, 2024, by and among Overland Advantage, as the initial borrower, Overland Advantage Feeder Fund, L.P., as the guarantor, Overland Advantage Feeder Fund GP Ltd., as the general partner of the guarantor, Sumitomo Mitsui Trust Bank, Limited, New York Branch, as administrative agent, arranger and a lender, and NatWest Markets PLC, as a lender.

104	Cover Page Interactive Data File (embedded within in Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 15, 2024	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian Title: Chief Financial Officer